EXHIBIT 99.1

PRESS RELEASE, DATED JUNE 14, 2006, OF ENERSYS REGARDING FISCAL YEAR 2006 RESULTS

EnerSys Reports Fiscal Year 2006 Results

READING, PA, June 14, 2006/PRNewswire-FirstCall/ — EnerSys (NYSE:ENS), the world’s largest manufacturer, marketer and distributor of industrial batteries, announced today its financial results for the fourth quarter and full year of fiscal 2006. Net earnings for the Company’s fourth fiscal quarter of 2006 were $11.7 million or $0.25 per basic and diluted share, compared to net earnings of $10.2 million, or $0.22 per basic and diluted share in the fourth fiscal quarter of the prior year.

Net sales for the fourth fiscal quarter of 2006 were $353.2 million compared to $285.6 million in the comparable period of the prior year, or an increase of 23.7%. The results reflect the acquisition of FIAMM SpA’s motive power business, which occurred in the first fiscal quarter of 2006 and GAZ GmbH’s reserve power business, which occurred in the third fiscal quarter of 2006. These two acquisitions contributed sales of approximately $20 million in the fourth fiscal quarter of 2006 or approximately 7 percentage points of the increase compared to the prior year. Additionally, foreign currency translation (primarily from the Euro) had an unfavorable impact on the fourth fiscal quarter of 2006 net sales, which resulted in an approximate 5 percentage point decrease compared to the comparable period in the prior year.

EnerSys’ fourth fiscal quarter of 2006 operating results for its reporting segments, compared to the fourth fiscal quarter of 2005 are as follows (in millions):

	Fiscal quarter ended
	March 31, 2006		March 31, 2005
	Net Sales	Operating Earnings	Net Sales	Operating Earnings
Reserve Power	$154.1	$8.3	$128.2	$7.0
Motive Power	199.1	15.4	157.4	10.9

	$353.2	$23.7	$285.6	$17.9

Net earnings for fiscal 2006 were $30.7 million or $0.66 per basic and diluted share, compared to net earnings of $32.4 million and net earnings available to common shareholders of $24.2 million or $0.67 per basic share and $0.65 per diluted share in the prior year. After adjusting for certain highlighted items described below, non-GAAP adjusted earnings were $36.6 million or $0.79 per basic share and $0.78 per diluted share for fiscal year 2006, compared to non-GAAP adjusted earnings of $38.2 million or $0.83 per basic share and $0.82 per diluted share in the prior year. The non-GAAP adjustment for fiscal 2006 relates to the elimination of the restructuring and other charges, while the non-GAAP adjustment for the prior year relates to the effect of the IPO, elimination of a restructuring charge and elimination of the Company’s non-cash Series A convertible stock dividend. Please refer to the paragraph below under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP financial measures.

Net sales for fiscal 2006 were $1,283 million compared to $1,084 million in the prior year, or an increase of 18.4%. The fiscal 2006 results reflect the inclusion of approximately $65 million of sales attributable to the FIAMM and GAZ acquisitions, or approximately 6 percentage points of the increase in fiscal 2006 compared to the prior year. Additionally, foreign currency translation (primarily the Euro) had an unfavorable impact on fiscal 2006 net sales, which resulted in an approximate 3 percentage point decrease compared to the comparable period in the prior year.

EnerSys’ fiscal 2006 operating results for its reporting segments, compared to fiscal 2005 are as follows (in millions):

	Fiscal year ended
	March 31, 2006		March 31, 2005
	Net Sales	Operating Earnings	Net Sales	Operating Earnings
Reserve Power	$571.1	$34.5	$510.5	$36.8
Motive Power	712.2	42.4	573.4	39.8
Special charges and other	—	(8.6)	—	(0.2)

	$1,283.3	$68.3	$1,083.9	$76.4

“ I am pleased with the continued strength of our business. Our results for the fourth fiscal quarter of 2006 reflect the initial impact of the price increases we announced in November, 2005 and January, 2006. It remains a challenge to offset the significant commodity cost increases we have experienced,” stated John D. Craig, Chairman, President & Chief Executive Officer of the Company. “However, we continue to pursue pricing recovery for our products and remain focused on long-standing cost reduction programs.”

Craig added, “We anticipate that our first quarter of 2007 diluted net earnings per share will be between $0.17 and $0.21.”

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), that are based on management’s current expectations and are subject to uncertainties and changes in circumstances. The Company’s actual results may differ materially from the forward-looking statements for a number of reasons. For a list of the factors, which could affect the Company’s results, including the earnings estimates, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, which was filed with the U.S. Securities and Exchange Commission.

Reconciliation of Non-GAAP Financial Measures

EnerSys operates a global industrial battery manufacturing business and in this and past years has reported and highlighted many complex events and/or transactions, including but not limited to acquisitions (and acquisition related items), a recapitalization, certain restructuring activities and an initial public offering. Since many of these highlighted events have a material impact upon our financial results and operating performance as reported in accordance with GAAP, management believes that providing supplemental non-GAAP measures (where appropriate), provides our investors with important complementary financial information to improve their ability to understand the impact of these highlighted items on the ongoing operating performance of the Company. Further, these non-GAAP measures are utilized by management in their ongoing day-to-day evaluation and measurement of the operating performance of the Company.

The Company defines adjusted earnings, a non-GAAP financial measure, as GAAP net earnings available to common shareholders excluding certain highlighted charges. Highlighted charges include acquisition-related charges, restructuring and impairment charges, and costs associated with refinancing activities such as the write-off of deferred finance fees and prepayment penalties. Since these charges are not incurred as a result of ongoing business activities, or are sufficiently unusual as to warrant highlighting, they may not, in certain respects, be a valid measure of the ongoing performance of our underlying business.

The Company defines adjusted earnings per share as adjusted earnings divided by an adjusted weighted average number of outstanding shares. The shares outstanding are determined under GAAP and adjusted for the weighted average impact of IPO shares and IPO related stock option conversions, as if they were outstanding from the beginning of fiscal year 2005. The Company reports adjusted earnings and adjusted earnings per share to provide its investors with a complementary method for assessing earnings and earnings per share from what it believes to be its ongoing operating results. These disclosures have limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP adjusted supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental information should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

See the accompanying reconciliation of the Company’s adjusted earnings and adjusted earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information below).

Included below is a reconciliation of non-GAAP financial measures to reported amounts.

Non-GAAP adjusted earnings are calculated giving effect to the IPO as if it occurred as of the beginning of the periods presented, and excluding restructuring and other charges. Non-GAAP adjusted earnings per basic and diluted weighted-average share amounts are calculated as of the IPO date for the fiscal 2005 periods. The following tables provide additional information regarding certain non-GAAP measures.

	Fiscal quarters ended
	March 31, 2006		March 31, 2005
	(in millions, except share and per share amounts)
Non-GAAP adjusted earnings reconciliation
As reported net earnings available to common shareholders (GAAP)	$11.7		$10.2
Highlighted adjustments (net of tax)	—	(1)	—	(1)

Adjusted earnings (Non-GAAP)	$11.7		$10.2

Basic shares reconciliation
As reported basic weighted average shares (GAAP)	46,278,229		46,047,821
Highlighted adjustments:
Assumed beginning of fiscal 2005 year weighting	—		(102,262	)(1)

Adjusted earnings basic weighted average shares (Non-GAAP)	46,278,229		45,945,559

Diluted shares reconciliation
As reported diluted weighted average shares (GAAP)	46,941,858		46,776,768
Highlighted adjustments:
Adjust diluted options to IPO effective date	—		(226.500	)(1)
Assumed beginning of fiscal 2005 year weighting	—		(102,262	)(1)

Total highlighted adjustments	—		(328,762)

Adjusted earnings diluted weighted average shares (Non-GAAP)	46,941,858		46,448,006

Adjusted earnings per share (Non-GAAP):
Basic	$0.25		$0.22
Diluted	$0.25		$0.22

As reported earnings per share (GAAP):
Basic	$0.25		$0.22
Diluted	$0.25		$0.22

(1)	Earnings for the fourth fiscal quarters of 2006 and 2005 are not adjusted. Weighted average shares outstanding in fiscal 2005 are adjusted to give effect to our IPO as if it had occurred at the beginning of fiscal 2005, in order to make the per share calculations comparable.

	Fiscal year ended
	March 31, 2006		March 31, 2005
	(in millions, except share and per share amounts)
Non-GAAP adjusted earnings reconciliation
As reported GAAP net earnings available to common shareholders	$30.7		$24.2
Highlighted adjustments (net of tax):
Interest expense	—		1.9	(2)
Restructuring and other charges	5.9	(3)	3.9	(3)
Series A convertible preferred stock dividends	—		8.2	(4)

Total highlighted adjustments	5.9		14.0

Adjusted earnings (Non-GAAP)	$36.6		$38.2

Basic shares reconciliation
As reported GAAP basic weighted average shares	46,226,582		36,416,358
Highlighted adjustments:
Adjust weighting to IPO effective date	—		9,529,201	(5)

Adjusted earnings basic weighted average shares (Non-GAAP)	46,226,582		45,945,559

Diluted shares reconciliation
As reported GAAP diluted weighted average shares	46,788,363		37,046,697
Highlighted adjustments:
Adjust dilutive options to IPO effective date	—		(127,892	)(5)
Assumed beginning of fiscal 2005 year weighting	—		9,529,201	(5)

Total highlighted adjustments			9,401,309

Adjusted earnings diluted weighted average shares (Non-GAAP)	46,788,363		46,448,006

Adjusted earnings per share (Non-GAAP):
Basic	$0.79		$0.83
Diluted	$0.78		$0.82

As reported GAAP earnings per share (GAAP):
Basic	$0.66		$0.67
Diluted	$0.66		$0.65

(2)	Resulting from the assumed prepayment of debt with the IPO proceeds as if it occurred as of April 1, 2004, in order to make the adjusted earnings comparison more meaningful.
(3)	Eliminates the restructuring and other charges of $5.9 million (net of tax) in fiscal 2006 and $3.9 million (net of tax) in fiscal 2005 that management believes to be not related to their core business, in order to make an earnings comparison more meaningful.
(4)	Eliminates the fiscal 2005 Series A convertible preferred stock dividend of $8.2 million as the preferred shares are assumed converted in order to make the per share calculations comparable.
(5)	Gives effect to our IPO as if it had occurred at the beginning of fiscal 2005, in order to make the per share calculations comparable.

EnerSys

Summary of Earnings

(In millions, except share and per share data)

(Unaudited)

	Fiscal quarter ended
	March 31, 2006	March 31, 2005
Net sales	$353.2	$285.6

Gross profit	76.5	67.2

Operating earnings	23.7	17.9

Earnings before income taxes	16.8	15.5

Net earnings available to common shareholders	$11.7	$10.2

Net earnings per common share
Basic	$0.25	$0.22
Diluted	$0.25	$0.22
Weighted average shares outstanding
Basic	46,278,229	46,047,821
Diluted	46,941,858	46,776,768

Adjusted earnings per common share (Non-GAAP) (1)
Basic	$0.25	$0.22
Diluted	$0.25	$0.22
Adjusted earnings weighted average shares outstanding (Non-GAAP) (1)
Basic	46,278,229	45,945,559
Diluted	46,941,858	46,448,006

(1)	Earnings for the fourth fiscal quarter of 2006 were $11.9 million and were not adjusted. Non-GAAP adjusted earnings per share for the fourth fiscal quarter of 2005 were adjusted to give effect to our IPO as if it had occurred at the beginning of fiscal 2005.

EnerSys

Summary of Earnings

(In millions, except share and per share data)

(Unaudited)

	Fiscal year ended
	March 31, 2006	March 31, 2005
Net sales	$1,283.3	$1,083.9

Gross profit	276.8	255.4

Restructuring and other charges	8.6	—

Operating earnings	68.3	76.4

Charges relating to a write-off of deferred finance costs and a prepayment penalty	—	6.0

Earnings before income taxes	44.8	49.7

Net earnings	30.7	32.4

Net earnings available to common shareholders	$30.7	$24.2

Net earnings per common share
Basic	$0.66	$0.67
Diluted	$0.66	$0.65
Weighted average shares outstanding
Basic	46,226,582	36,416,358
Diluted	46,788,363	37,046,697

Adjusted earnings per common share (Non-GAAP) (2)
Basic	$0.79	$0.83
Diluted	$0.78	$0.82
Adjusted earnings weighted average shares outstanding (Non-GAAP) (2)
Basic	46,226,582	45,945,559
Diluted	46,788,363	46,448,006

(2)	Non-GAAP adjusted earnings for fiscal 2006 were $ 36.6 million and gives effect to the elimination of the restructuring and other charges of $5.9 million (net of tax). Non-GAAP adjusted earnings for fiscal 2005 were $38.2 million and gives effect to the elimination of the IPO-related charges of $3.9 million (net of tax), the reduction of interest expense by $1.9 million (net of tax) resulting from the assumed repayment of debt from the IPO proceeds as if it occurred on April 1, 2004, and the elimination of the Series A convertible preferred stock dividend of $8.2 million.

EnerSys will host a conference call to discuss the Company’s fourth fiscal quarter 2006 financial results and to provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for June 15, 2006, will be hosted by John D. Craig, Chairman, President and Chief Executive Officer and Michael T. Philion, Executive Vice President – Finance and Chief Financial Officer.

The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, June 15, 2006
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Call-In Number:	800-299-7089
International Dial-In Number:	617-801-9714
Passcode:	65955683

A replay of the conference call will be available from 11:00 a.m. on June 16, 2006, through midnight on July 13, 2006.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	53555452

For more information, please contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145. Tel: 800-538-3627; Website http://www.enersys.com.

About EnerSys

EnerSys, the world leader in stored energy solutions for industrial applications, manufactures, distributes and services reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at http://www.enersys.com.